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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the use in this Form 8-K for CFW Communications Company of our report dated February 19, 1999 relating to the consolidated financial statements of R&B Communications, Inc. and subsidiaries.



/s/ Phibbs Burkholder Geisert & Huffman, LLP



Harrisonburg, Virginia
July 5, 2000